                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1999, included in Allied Capital Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                            /s/ Arthur Andersen LLP


Vienna, Virginia
October 8, 1999